UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

NII HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37488	91-1671412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600 Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 18, 2019, NII Holdings, Inc. (“NII”) and NII International Holdings S.à r.l. (“NIIH”), a wholly owned subsidiary of NII, entered into a purchase agreement (the “Purchase Agreement”) with América Móvil, S.A.B. de C.V. (“AMX”) and AI Brazil Holdings B.V. (“AI Brazil”), pursuant to which NII and AI Brazil will sell their jointly-owned wireless operations in Brazil (“Nextel Brazil”). Specifically, NIIH will sell all of the issued and outstanding shares of NII Brazil Holdings S.à r.l. (“NIIBH”, and such shares, together with any shares of NIIBH issued after the date of the Purchase Agreement, the “Acquired Equity Interests”) to AMX (the “Nextel Brazil Transaction”). Also pursuant to the Purchase Agreement, concurrent to, and as a condition of, the consummation of the Nextel Brazil Transaction, AI Brazil will sell all of its interests in Nextel Holdings S.à r.l. (“Nextel Holdings”) to NIIBH (the “AI Brazil Transaction”). At the closing of the Nextel Brazil Transaction and the AI Brazil Transaction, AMX will indirectly own all of the issued and outstanding shares of Nextel Brazil.

Under the terms of the Purchase Agreement, AMX will acquire the Acquired Equity Interests for an aggregate purchase price of $905 million on a debt free, cash free basis, subject to certain adjustments at closing, including reimbursement for capital expenditures and working capital investments made from March 1, 2019 to closing. AI Brazil will receive its pro rata share of the net purchase price plus the preferred return contemplated in the Amended and Restated Articles of Association of Nextel Holdings. AMX will place $30 million of the purchase price into an 18-month escrow account to secure NII’s indemnification obligations under the Purchase Agreement.

In addition, in connection with the Nextel Brazil Transaction, NII and AI Brazil have entered into an agreement relating to the Nextel Brazil Transaction that includes the resolution of a dispute regarding the investment of funds into Nextel Holdings from an escrow related to NII’s sale of its operations in Mexico (the “Mexico Escrow”), pursuant to which the parties have agreed that AI Brazil will receive, after the closing of the Nextel Brazil Transaction, the first $10 million recovered from the Mexico Escrow followed by 6% of the value of additional funds recovered from the Mexico Escrow, in both cases, if and when funds are released. NII has also agreed to indemnify AI Brazil for damages that may arise from certain tax contingencies, transaction expenses, transaction-related litigation and other matters in connection with its participation in the Nextel Brazil Transaction.

The closing of the transactions contemplated by the Purchase Agreement are subject to the satisfaction of customary conditions, including approval of the stockholders of NII, receipt of required regulatory and antitrust approvals, and either an amendment eliminating the obligations contemplated under, or an escrow agreement providing for a deposit in accordance with, NII’s Indenture with respect to NII’s 4.25% Convertible Senior Notes due 2023.

The Purchase Agreement includes certain termination rights for each party and provides that, in specified circumstances, NII is required to pay a termination fee of $25 million. In the event that the Purchase Agreement is terminated because NII’s stockholders fail to approve the Nextel Brazil Transaction, NII is obligated to reimburse AMX for its documented out-of-pocket expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby, up to $2 million.

The Purchase Agreement contains customary representations, warranties and covenants made by NII, NIIH, AMX and AI Brazil. Among other things, NIIH has agreed to conduct NIIBH’s, and each of its subsidiaries’, business in the ordinary course, use reasonable best efforts to operate its business in accordance with its budget for the year 2019 and use commercially reasonable efforts to maintain and preserve its business organization and preserve certain business relations.

The description of the Purchase Agreement and the related agreement with AI Brazil contained in this Form 8-K is qualified in its entirety by reference to the complete text of the Purchase Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference.

NII’s Board of Directors also has approved a plan to dissolve and wind up NII after the closing of the Nextel Brazil Transaction, which will be disclosed in further detail in NII’s proxy statement to be filed with the Securities and Exchange Commission in connection with the solicitation of stockholder approval of the Nextel Brazil Transaction and the plan of dissolution.

Item 2.02.	Results of Operations and Financial Condition.

Year Ended and Fourth Quarter 2018 Results. On March 18, 2019, NII issued its earnings press release announcing certain financial and operating results for the year and fourth quarter ended December 31, 2018. A copy of the earnings press release is furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 8.01.	Other Events.

On March 18, 2019, NII issued a press release announcing the entry into the Purchase Agreement with AI Brazil and AMX. A copy of the press release is attached as Exhibit 99.2. NII has also posted an investor presentation on the Purchase Agreement and the Nextel Brazil Transaction on its website at www.nii.com. A copy of the investor presentation is attached as Exhibit 99.3.

Additional Information and Where to Find It

NII will file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with the contemplated transaction and dissolution. The definitive proxy statement will be sent to NII’s stockholders and will contain important information about the contemplated transaction and dissolution. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

NII and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of NII in connection with the contemplated transaction and dissolution. Information about NII’s directors and executive officers is set forth in its proxy statement for its 2018 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transaction and dissolution will be included in the proxy statement that NII will file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase Agreement dated March 18, 2019, among NII Holdings, Inc., NII International Holdings S.à r.l., América Móvil, S.A.B. de C.V. and AI Brazil Holdings B.V.

10.2	Letter Agreement dated March 18, 2019 between NII Holdings, Inc., NII Brazil Holdings S.à r.l., NII International Holdings S.à r.l. and AI Brazil Holdings B.V.

99.1	Earnings Release issued by NII Holdings, Inc. dated March 18, 2019.

99.2	Press Release issued by NII Holdings, Inc. dated March 18, 2019.

99.3	Investor Presentation issued by NII Holdings, Inc. dated March 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.

By:	/s/ Shana C. Smith
Shana C. Smith
General Counsel and Secretary

Date: March 18, 2019